Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2017

•	Total revenue grew 10.7% or was up 12.7% in constant currency
•	Digital revenue grew 21.9% or was up 23.3% in constant currency
•	Net income was $20 million versus $12 million in the prior-year quarter
•	OIBDA was $141 million versus $127 million in the prior-year quarter

NEW YORK, New York, May 8, 2017—Warner Music Group Corp. today announced its second quarter financial results for the period ended March 31, 2017.

“We had another excellent quarter, with double-digit growth in both the current and prior-year quarters,” said Steve Cooper, Warner Music Group’s CEO.  “Our streaming revenue is now double that of physical and triple that of downloads.  An improved industry environment is helping, but we continue to outperform our competition due to fantastic new music and outstanding execution by our operators around the world.”

“This was a very strong quarter, marking the 7th consecutive quarter of year-over-year revenue growth,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Although tough comparisons could make for a more challenging second half, I’m confident we’ll have another great full fiscal year.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$825	$745	11%
Digital revenue	439	360	22%
Operating income	78	52	50%
Adjusted operating income⁯(1)	83	54	54%
OIBDA(1)	141	127	11%
Adjusted OIBDA(1)	146	129	13%
Net income	20	12	67%
Adjusted net income (1)	25	14	79%
Net cash provided by operating activities	70	111	-37%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 10.7% (or 12.7% in constant currency).  Growth in Recorded Music digital and artist services and expanded-rights revenue, and Music Publishing performance, digital and synchronization revenue was partially offset by declines in Recorded Music physical revenue.  Recorded Music licensing revenue was flat due to currency fluctuations.  Music Publishing mechanical revenue was flat.  Revenue grew in the U.S., Asia and Latin America, which was partially offset by currency-related declines in Europe. Digital revenue grew 21.9% (or 23.3% in constant currency), and represented 53.2% of total revenue, compared to 48.3% in the prior-year quarter.  This is the first quarter where digital revenue exceeded 50% of the Company’s total revenue.

Operating income was $78 million, compared to $52 million in the prior-year quarter.  OIBDA increased 11.0% to $141 million from $127 million in the prior-year quarter and OIBDA margin rose 0.1 percentage point to 17.1% from 17.0% in the prior-year quarter.  The improvement in operating income and OIBDA was the result of increased revenue.  The increase in OIBDA margin was due to revenue mix, which was partially offset by higher variable compensation expense.  Adjusted OIBDA rose 13.2% and Adjusted OIBDA margin was up 0.4 percentage points to 17.7% as a result of the same factors that impacted OIBDA and OIBDA margin.

Net income was $20 million, compared to $12 million in the prior-year quarter, and Adjusted net income was $25 million, compared to $14 million in the prior-year quarter.  The increase was primarily attributable to higher OIBDA, lower interest expense and a tax benefit that primarily related to currency losses on an intercompany loan.  These factors were offset by higher other expenses related to losses on the Company’s Euro-denominated debt and derivative assets, as well as a loss on investment.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain losses in the second quarter related to PLG-related asset sales and costs associated with the Company’s shared service center move.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of March 31, 2017, the Company reported a cash balance of $476 million, total debt of $2.767 billion and net debt (total long-term debt, which is net of deferred financing costs of $34 million, minus cash) of $2.291 billion.  There was no balance outstanding on the Company’s revolver during the second quarter.

Cash provided by operating activities was $70 million, compared to $111 million in the prior-year quarter.  The change was largely a result of working capital use related to higher receivables at quarter-end due to improved operating results, which more than offset the increase in OIBDA.  Free Cash Flow, defined below, was $70 million compared to $134 million in the prior-year quarter, reflecting proceeds from PLG-related asset sales, the decline in cash provided by operating activities and the absence of proceeds from real estate sales which benefited the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$686	$621	10%
Digital revenue	400	328	22%
Operating income	69	38	82%
Adjusted operating income⁯(1)	73	40	83%
OIBDA(1)	112	93	20%
Adjusted OIBDA(1)	116	95	22%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 10.5% (or 12.5% in constant currency).  Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue due to the continuing shift to streaming revenue.  Licensing revenue was flat due to currency fluctuations.  Digital growth reflects the continuing shift to streaming revenue.  The improvement in artist services and expanded-rights revenue was due primarily to higher merchandising revenue in the U.S.  Recorded Music revenue grew in the U.S., Asia and Latin America, offset by a currency-related decline in Europe.  Major sellers included Ed Sheeran, Bruno Mars, Kyosuke Himuro, twenty one pilots and the Hamilton original cast album.

Recorded Music operating income was $69 million up from $38 million in the prior-year quarter, and operating margin was up 4.0 percentage points to 10.1% versus 6.1% in the prior-year quarter driven by revenue growth.  Adjusted operating margin rose 4.2 percentage points to 10.6% from 6.4% in the prior-year quarter.  OIBDA rose to $112 million from $93 million in the prior-year quarter driven by revenue growth.  OIBDA margin rose 1.3 percentage points to 16.3% driven by revenue growth.  Adjusted OIBDA was $116 million versus $95 million in the prior-year quarter with Adjusted OIBDA margin up 1.6 percentage points to 16.9%.  The improvement in Adjusted OIBDA and Adjusted OIBDA margin was driven by the same factors which impacted OIBDA and OIBDA margin.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$145	$127	14%
Digital revenue	43	33	30%
Operating income	41	37	11%
OIBDA(1)	58	54	7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 14.2% (or 16.0% in constant currency).  Revenue grew in performance, digital and synchronization.  Mechanical revenue was flat due primarily to timing.

Music Publishing operating income was $41 million, compared with $37 million in the prior-year quarter.  The improvement in operating income was due to revenue growth.  Operating margin declined 0.8 percentage points to 28.3% from 29.1% driven by revenue mix.  Music Publishing OIBDA rose by $4 million to $58 million, due to the same factors which impacted operating income.

Music Publishing OIBDA margin declined by 2.5 percentage points to 40.0% from 42.5%, due to the same factors which impacted operating margin.

Financial details for the second quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed today with the Securities and Exchange Commission.

This morning, management will host a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including, Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to March 31, 2017 and March 31, 2016 relate to the periods ended March 31, 2017 and March 25, 2016, respectively.  For convenience purposes, the Company continues to date its financial statements as of March 31.  The fiscal year ended September 30, 2016 ended on September 30, 2016.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$825	$745	11%
Cost and expenses:
Cost of revenue	(415)	(374)	-11%
Selling, general and administrative expenses	(282)	(256)	-10%
Amortization expense	(50)	(63)	21%
Total costs and expenses	$(747)	$(693)	-8%
Operating income	$78	$52	50%
Loss on extinguishment of debt	-	(4)	100%
Interest expense, net	(36)	(43)	16%
Other (expense) income, net	(19)	22	-
Income before income taxes	$23	$27	-15%
Income tax expense	(3)	(15)	80%
Net income	$20	$12	67%
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net income attributable to Warner Music Group Corp.	$19	$11	73%

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$1,742	$1,594	9%
Costs and expenses:
Cost of revenue	(911)	(823)	-11%
Selling, general and administrative expenses	(558)	(532)	-5%
Amortization expense	(101)	(125)	19%
Total costs and expenses	$(1,570)	$(1,480)	-6%
Operating income	$172	$114	51%
Loss on extinguishment of debt	(32)	(4)	-
Interest expense, net	(76)	(88)	14%
Other income, net	-	30	-100%
Income before income taxes	$64	$52	23%
Income tax expense	(20)	(12)	-67%
Net income	$44	$40	10%
Less: Income attributable to noncontrolling interest	(3)	(2)	-50%
Net income attributable to Warner Music Group Corp.	$41	$38	8%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2017 versus September 30, 2016
(dollars in millions)

	March 31,	September 30,
	2017	2016	% Change
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and equivalents	$476	$359	33%
Accounts receivable, net	361	329	10%
Inventories	36	41	-12%
Royalty advances expected to be recouped within one year	125	128	-2%
Prepaid and other current assets	57	51	12%
Total current assets	$1,055	$908	16%
Royalty advances expected to be recouped after one year	194	196	-1%
Property, plant and equipment, net	197	203	-3%
Goodwill	1,614	1,627	-1%
Intangible assets subject to amortization, net	2,056	2,201	-7%
Intangible assets not subject to amortization	116	116	0%
Other assets	72	84	-14%
Total assets	$5,304	$5,335	-1%
Liabilities and Equity
Current liabilities:
Accounts payable	$200	$204	-2%
Accrued royalties	1,151	1,104	4%
Accrued liabilities	260	297	-12%
Accrued interest	45	38	18%
Deferred revenue	175	178	-2%
Other current liabilities	24	21	14%
Total current liabilities	$1,855	$1,842	1%
Long-term debt	2,767	2,778	0%
Deferred tax liabilities, net	254	269	-6%
Other noncurrent liabilities	241	236	2%
Total liabilities	$5,117	$5,125	0%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(726)	(715)	-2%
Accumulated other comprehensive loss, net	(232)	(218)	-6%
Total Warner Music Group Corp. equity	$170	$195	-13%
Noncontrolling interest	17	15	13%
Total equity	187	210	-11%
Total liabilities and equity	$5,304	$5,335	-1%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$70	$111
Net cash provided by investing activities	-	23
Net cash used in financing activities	(55)	(94)
Effect of foreign currency exchange rates on cash and equivalents	6	(2)
Net increase in cash and equivalents	$21	$38

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$226	$172
Net cash (used in) provided by investing activities	(12)	5
Net cash used in financing activities	(93)	(100)
Effect of foreign currency exchange rates on cash and equivalents	(4)	(7)
Net increase in cash and equivalents	$117	$70

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
	(unaudited)	(unaudited)
Streaming	$300	$207
Downloads and Other Digital	100	121
Total Recorded Music Digital Revenue	$400	$328

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016
	(unaudited)	(unaudited)
Streaming	$611	$419
Downloads and Other Digital	191	231
Total Recorded Music Digital Revenue	$802	$650

Figure 5. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Fiscal Year 2016 Quarterly Results
(dollars in millions)

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Streaming	$262	$227	$207	$212
Downloads and Other Digital	104	121	121	110
Total Recorded Music Digital Revenue	$366	$348	$328	$322

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$19	$11	73%
Income attributable to noncontrolling interest	1	1	0%
Net income	$20	$12	67%
Income tax expense	3	15	80%
Income including income taxes	$23	$27	-15%
Other expense (income), net	19	(22)	-
Interest expense, net	36	43	16%
Loss on extinguishment of debt	-	4	100%
Operating income	$78	$52	50%
Amortization expense	50	63	21%
Depreciation expense	13	12	-8%
OIBDA	$141	$127	11%
Operating income margin	9.5%	7.0%
OIBDA margin	17.1%	17.0%

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$41	$38	8%
Income attributable to noncontrolling interest	3	2	50%
Net income	$44	$40	10%
Income tax expense	20	12	-67%
Income including income taxes	$64	$52	23%
Other income, net	-	(30)	-100%
Interest expense, net	76	88	14%
Loss on extinguishment of debt	32	4	-
Operating income	$172	$114	51%
Amortization expense	101	125	19%
Depreciation expense	25	25	0%
OIBDA	$298	$264	13%
Operating income margin	9.9%	7.2%
OIBDA margin	17.1%	16.6%

Figure 7. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$78	$52	50%
Depreciation and amortization expense	(63)	(75)	16%
Total WMG OIBDA	$141	$127	11%
Operating income margin	9.5%	7.0%
OIBDA margin	17.1%	17.0%

Recorded Music operating income - GAAP	$69	$38	82%
Depreciation and amortization expense	(43)	(55)	22%
Recorded Music OIBDA	$112	$93	20%
Recorded Music operating income margin	10.1%	6.1%
Recorded Music OIBDA margin	16.3%	15.0%

Music Publishing operating income - GAAP	$41	$37	11%
Depreciation and amortization expense	(17)	(17)	0%
Music Publishing OIBDA	$58	$54	7%
Music Publishing operating income margin	28.3%	29.1%
Music Publishing OIBDA margin	40.0%	42.5%

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$172	$114	51%
Depreciation and amortization expense	(126)	(150)	16%
Total WMG OIBDA	$298	$264	13%
Operating income margin	9.9%	7.2%
OIBDA margin	17.1%	16.6%

Recorded Music operating income - GAAP	$192	$136	41%
Depreciation and amortization expense	(85)	(109)	22%
Recorded Music OIBDA	$277	$245	13%
Recorded Music operating income margin	12.9%	10.0%
Recorded Music OIBDA margin	18.7%	18.0%

Music Publishing operating income - GAAP	$39	$24	63%
Depreciation and amortization expense	(35)	(35)	0%
Music Publishing OIBDA	$74	$59	25%
Music Publishing operating income margin	14.5%	9.9%
Music Publishing OIBDA margin	27.5%	24.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 8 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 8. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

For the Three Months Ended March 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$78	$69	$41	$141	$112	$58	$20
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	2	2	-	2	2	-	2
Nashville Shared Services Costs	3	2	-	3	2	-	3
Adjusted Results	$83	$73	$41	$146	$116	$58	$25

Adjusted Margin	10.1%	10.6%	28.3%	17.7%	16.9%	40.0%

For the Three Months Ended March 31, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$52	$38	$37	$127	$93	$54	$12
Factors Affecting Comparability:
PLG-Related Costs	2	2	-	2	2	-	2
Adjusted Results	$54	$40	$37	$129	$95	$54	$14

Adjusted Margin	7.2%	6.4%	29.1%	17.3%	15.3%	42.5%

For the Six Months Ended March 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$172	$192	$39	$298	$277	$74	$44
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	4	4	-	4	4	-	4
Nashville Shared Services Costs	5	3	-	5	3	-	5
Adjusted Results	$181	$199	$39	$307	$284	$74	$53

Adjusted Margin	10.4%	13.4%	14.5%	17.6%	19.2%	27.5%

For the Six Months Ended March 31, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$114	$136	$24	$264	$245	$59	$40
Factors Affecting Comparability:
PLG-Related Costs	2	2	-	2	2	-	2
Adjusted Results	$116	$138	$24	$266	$247	$59	$42

Adjusted Margin	7.3%	10.2%	9.9%	16.7%	18.2%	24.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 9. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2017 versus March 31, 2016 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$305	$258	$258
Music Publishing	76	64	64
International revenue
Recorded Music	381	363	352
Music Publishing	69	63	61
Intersegment eliminations	(6)	(3)	(3)
Total Revenue	$825	$745	$732

Revenue by Segment:
Recorded Music
Digital	$400	$328	$324
Physical	142	151	148
Total Digital and Physical	542	479	472
Artist services and expanded-rights	81	79	77
Licensing	63	63	61
Total Recorded Music	686	621	610
Music Publishing
Performance	50	44	44
Digital	43	33	33
Mechanical	17	17	17
Synchronization	32	30	29
Other	3	3	2
Total Music Publishing	145	127	125
Intersegment eliminations	(6)	(3)	(3)
Total Revenue	$825	$745	$732

Total Digital Revenue	$439	$360	$356

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016	For the Six Months Ended March 31, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$650	$551	$551
Music Publishing	127	107	107
International revenue
Recorded Music	833	807	780
Music Publishing	142	136	130
Intersegment eliminations	(10)	(7)	(7)
Total Revenue	$1,742	$1,594	$1,561

Revenue by Segment:
Recorded Music
Digital	$802	$650	$641
Physical	369	399	390
Total Digital and Physical	1,171	1,049	1,031
Artist services and expanded-rights	171	162	159
Licensing	141	147	141
Total Recorded Music	1,483	1,358	1,331
Music Publishing
Performance	87	87	85
Digital	86	60	58
Mechanical	33	37	36
Synchronization	58	55	54
Other	5	4	4
Total Music Publishing	269	243	237
Intersegment eliminations	(10)	(7)	(7)
Total Revenue	$1,742	$1,594	$1,561

Total Digital Revenue	$883	$708	$697

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2017 versus March 31, 2016
(dollars in millions)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$70	$111
Less: Capital expenditures	10	13
Less: Net cash received for investments	(10)	(36)

Free Cash Flow	$70	$134

	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$226	$172
Less: Capital expenditures	18	23
Less: Net cash received for investments	(6)	(28)

Free Cash Flow	$214	$177

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com